AMERICAN FINANCIAL GROUP, INC.

             EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the following Registration Statements and related prospectuses of American Financial Group, Inc. of our report dated March 19, 1999, with respect to the consolidated financial statements and schedules of American Financial Group, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1998.

                  Registration
          Form    Number           Description

          S-8     33-58825         Stock Option Plan

          S-8     33-58827         Employee Stock Purchase Plan

          S-3     33-62459         Dividend Reinvestment Plan

          S-8     333-10853        Nonemployee Directors' Compensation Plan

          S-8     333-14935        Retirement and Savings Plan

          S-3     333-21995        $500 million of Debt Securities,
                                     Common Stock and Trust Securities




                                             ERNST & YOUNG LLP
Cincinnati, Ohio
March 24, 1999




















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